Exhibit 99.1

Horizon Pharma plc Announces Fourth-Quarter and Full-Year 2017 Results

— Fourth-Quarter 2017 Net Sales of $274.2 Million —

— Fourth-Quarter 2017 Net Loss of $46.4 Million; Adjusted EBITDA of $102.7 Million —

— Fourth-Quarter 2017 Operating Cash Flow of $143.2 Million;

Fourth-Quarter 2017 Non-GAAP Operating Cash Flow of $157.9 Million —

— Full-Year 2017 Net Sales of $1.056 Billion;

Full-Year 2017 Net Loss of $410.5 Million; Adjusted EBITDA of $389.7 Million —

— Full-Year 2017 Operating Cash Flow of $280.2 Million;

Full-Year 2017 Non-GAAP Operating Cash Flow of $393.1 Million;

Year-End 2017 Cash Balance of $751.4 Million —

— Full-Year 2017 Net Sales of Rare Disease Medicines Increased 60 Percent from Full-Year 2016 and Represented 59 Percent of Total 2017 Net Sales —

— Full-Year 2018 Net Sales Guidance of $1.150 Billion to $1.180 Billion;

Full-Year 2018 Adjusted EBITDA Guidance of $370 Million to $395 Million,

Reflecting Significant Investment in Future Growth Drivers —

DUBLIN, IRELAND – Feb. 28, 2018 – Horizon Pharma plc (NASDAQ: HZNP) announced its fourth-quarter and full-year 2017 financial results today. The Company also provided its full-year 2018 net sales and adjusted EBITDA guidance.

“Our rare disease medicines generated better-than-expected fourth-quarter results, with net sales increasing 60 percent for the full year, underscoring the value of our diversification initiatives over the last several years,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “We made significant progress in 2017, doubling the KRYSTEXXA commercial organization and expanding our pipeline with the acquisition of teprotumumab, our late-stage fully human monoclonal antibody candidate for the treatment of thyroid eye disease.”

Added Walbert, “In 2018, we are advancing our strategy to build a pipeline of clinically differentiated medicines and maximize the growth of KRYSTEXXA. We are increasing our investment in R&D to support our Phase 3 confirmatory teprotumumab trial and new rheumatology development programs, as well as investing further in KRYSTEXXA to support our significant growth expectations. These investments, combined with our focus on commercial execution, position us well for strong and sustainable long-term growth.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q4 17	Q4 16	% Change	FY 17	FY 16	% Change
Net sales (1)	$274.2	$310.3	(12)	$1,056.2	$981.1	8
Non-GAAP adjusted net sales (1)	274.2	310.3	(12)	1,056.2	1,046.1	1
Net loss	(46.4)	(130.5)	64	(410.5)	(166.8)	(146)
Non-GAAP net income	48.4	106.4	(55)	194.8	354.4	(45)
Adjusted EBITDA	102.7	136.4	(25)	389.7	470.7	(17)
Net loss per share - diluted	(0.28)	(0.81)	65	(2.52)	(1.04)	(142)
Non-GAAP earnings per share - diluted	0.29	0.64	(55)	1.18	2.16	(45)

(1)	On Sept. 26, 2016, Horizon Pharma agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the full-year 2016 in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in full-year 2016 non-GAAP adjusted net sales.

Fourth-Quarter and Recent Company Highlights

•	Total Net Sales: Fourth-quarter net sales were $274.2 million, driven by continued strong growth from the Company’s orphan and rheumatology business units.

•	Rare Disease Medicines Net Sales: Fourth-quarter net sales of medicines for rare diseases, which include KRYSTEXXA®, RAVICTI®, PROCYSBI®, ACTIMMUNE®, BUPHENYL® and QUINSAIR™, increased 36 percent year over year and represented 58 percent of fourth-quarter 2017 total net sales compared to 38 percent of fourth-quarter 2016 non-GAAP net sales. Net sales of KRYSTEXXA, one of the Company’s key growth drivers, increased 48 percent year-over-year.

•	New Head of R&D and Chief Scientific Officer: Shao-Lee Lin, M.D., Ph.D., joined Horizon Pharma in January 2018 as executive vice president, head of research and development (R&D) and chief scientific officer. Dr. Lin is an accomplished pharmaceutical executive, physician and scientist with more than 20 years of academic and clinical research experience and will accelerate the development of a robust pipeline to drive the Company’s next phase of growth.

•	Orphan Pipeline: In late 2017, the first patient was enrolled in the Phase 3 confirmatory clinical trial for teprotumumab, the Company’s fully human monoclonal antibody IGF-1R-inhibitor being studied for the treatment of thyroid eye disease (TED), a rare eye disease.

•	Rheumatology Pipeline: In January 2018, the Company announced two next-generation uncontrolled gout development programs to support and sustain the Company’s market leadership in uncontrolled gout (chronic gout that is refractory to conventional therapies). HZN-002, a novel dexamethasone conjugate, was also added to the pipeline.

•	RAVICTI: On Feb. 27, 2018, the Company submitted a supplemental New Drug Application (sNDA) to expand the age range for chronic management of urea cycle disorders (UCDs) to birth and older from the current age range of two months of age and older.

•	PROCYSBI: In December 2017, the Company received U.S. Food and Drug Administration (FDA) approval to expand the age range to include children one year of age and older living with nephropathic cystinosis.

Clinical Development Update

Orphan Candidates and Programs:

Teprotumumab: In late 2017, the Company announced enrollment of the first patient in the teprotumumab Phase 3 confirmatory clinical trial. Titled OPTIC (Treatment of Graves’ Orbitopathy (Thyroid Eye Disease) to Reduce Proptosis with Teprotumumab Infusions in a Randomized, Placebo-Controlled, Clinical Study), the pivotal confirmatory study will evaluate teprotumumab for the treatment of moderate-to-severe active TED. The study is expected to enroll 76 patients across the United States, Germany and Italy.

In early January 2018, following additional analysis of the addressable TED patient population and market opportunity for teprotumumab in the United States, the Company increased its estimated peak annual net sales expectation to more than $750 million from more than $250 million, assuming U.S. FDA approval.

ACTIMMUNE: Three investigator-initiated cancer-combination trials with ACTIMMUNE continue to advance. These studies are evaluating cancer treatment therapies for advanced breast cancer patients, cutaneous T-Cell lymphoma and certain other cancerous solid tumors.

Rheumatology Pipeline Candidates and Programs:

In early January 2018, the Company announced several developments in its growing rheumatology pipeline, designed to enhance KRYSTEXXA and the Company’s market leadership in uncontrolled gout, as well as augment its rheumatology business unit.

HZN-003: A potential next-generation biologic for uncontrolled gout, HZN-003 is a pre-clinical, genetically engineered uricase derivative with optimized uricase and optimized PEGylation technology that has the potential to improve the response rate to the biologic as well as patient convenience through subcutaneous dosing.

PASylated Uricase Technology: The Company recently entered into a collaboration agreement with XL-protein GmbH to identify clinical-stage product candidates that could use PASylation technology to construct a next-generation gout biologic. The intention is to extend the half-life of uricase to improve the response rate of the biologic, as well as patient convenience through subcutaneous dosing.

HZN-002: HZN-002 is a pre-clinical, novel dexamethasone conjugate and has potential to address inflammatory diseases through its targeted delivery technology.

In addition to the rheumatology development programs, two investigator-initiated trials will evaluate the use of immunomodulatory therapies to enhance the response rate for KRYSTEXXA. The studies will use two different immunomodulators that are commonly used by rheumatologists.

RECIPE Investigator-Initiated Trial: The REduCing Immunogenicity to PegloticasE (RECIPE) study will evaluate the use of the immunomodulator mycophenolate mofetil (MMF) with KRYSTEXXA to improve the response rate to the medicine. The study is a double-blind, placebo-controlled trial designed to evaluate if a 12-week course of immunomodulating therapy with daily MMF can safely and meaningfully prevent the incidence of an immune response to KRYSTEXXA.

TRIPLE Investigator-Initiated Trial: The Tolerization Reduces Intolerance to Pegloticase and Prolongs the Urate Lowering Effect (TRIPLE) study will evaluate the use of the immunomodulator azathioprine with KRYSTEXXA to improve the response rate to the medicine. An exploratory, open-label adaptive trial with multiple patient cohorts, TRIPLE will include a cohort to evaluate the impact of adding the immunomodulator azathioprine for a two-week run-in period, followed by daily azathioprine and KRYSTEXXA every 2 weeks for a total of 13 doses.

Fourth-Quarter and Full-Year 2017 Business Unit Net Sales Results

(in millions except for percentages)	Q4 17	Q4 16	% Change	FY 17	FY 16	% Change
Orphan	$116.6	$88.1	32	$466.8	$299.3	56
RAVICTI®	51.9	32.9	57	193.9	151.5	28
PROCYSBI®(1)(2)	33.2	25.3	31	137.7	25.3	445
ACTIMMUNE®	26.8	24.2	11	111.0	104.6	6
BUPHENYL®	4.6	4.7	(3)	20.8	16.9	23
QUINSAIRTM(1)(2)	0.1	1.0	(87)	3.4	1.0	231
Rheumatology	61.4	41.6	48	214.0	142.7	50
KRYSTEXXA®	43.8	29.5	48	156.5	91.1	72
RAYOS®	15.6	11.3	38	52.1	47.4	10
LODOTRA®	2.0	0.8	148	5.4	4.2	29
Primary Care	96.2	180.6	(47)	375.4	604.1	(38)
PENNSAID® 2%	50.0	96.6	(48)	191.0	304.4	(37)
DUEXIS®	28.2	50.9	(45)	121.2	173.7	(30)
VIMOVO®	16.6	31.6	(47)	57.7	121.3	(52)
MIGERGOT®	1.5	1.5	1	5.5	4.7	18
Litigation settlement(3)	—	—	—	—	(65.0)	(100)

Total GAAP net sales(3)	$274.2	$310.3	(12)	$1,056.2	$981.1	8

Total non-GAAP adjusted net sales(3)	$274.2	$310.3	(12)	$1,056.2	$1,046.1	1

(1)	PROCYSBI and QUINSAIR were acquired on Oct. 25, 2016.
(2)	On June 23, 2017, Horizon Pharma completed the divestiture of a European subsidiary that owned the marketing rights to PROCSYBI and QUINSAIR in Europe, the Middle East and Africa to Chiesi Farmaceutici S.p.A. Horizon Pharma retains marketing rights for the two medicines in the United States, Canada, Latin America and Asia.
(3)	On Sept. 26, 2016, Horizon Pharma agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the full-year 2016 in accordance with U.S. GAAP. The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in full-year 2016 non-GAAP adjusted net sales.

•	Orphan Business Unit: Fourth-quarter net sales for the orphan business unit were $116.6 million, an increase of 32 percent compared to the fourth quarter of 2016.

RAVICTI net sales in the fourth quarter of 2017 were $51.9 million, an increase of 57 percent compared to the fourth quarter of 2016. The results were driven by continued conversion from older-generation nitrogen-scavenger therapies, as well as the addition of treatment-naïve patients, in part due to the April 2017 update of the RAVICTI label, which expanded the use of the medicine to patients older than two months of age, from two years of age and older.

PROCYSBI net sales in the fourth quarter of 2017 were $33.2 million. PROCYSBI net sales no longer include revenues from the Europe, Middle East and Africa regions following the sale of those geographic marketing rights to Chiesi Farmaceutici S.p.A. in June 2017. In October 2017, the Company launched PROCYSBI in Canada, and it is the only cystine-depleting agent approved in Canada for treatment of nephropathic cystinosis.

ACTIMMUNE net sales in the fourth quarter of 2017 were $26.8 million.

•	Rheumatology Business Unit: Fourth-quarter net sales for the rheumatology business unit were $61.4 million, an increase of 48 percent compared to the fourth quarter of 2016.

KRYSTEXXA net sales in the fourth quarter of 2017 were $43.8 million, an increase of 48 percent compared to the fourth quarter of 2016. The increase was driven by continued strong year-over-year vial demand and does not reflect any material benefit from the recently expanded commercial organization, described below.

During the fourth quarter, the Company completed the expansion of its rheumatology business unit to nearly 200 employees from more than 100 to increase awareness of uncontrolled gout among physicians and patients, given the clear unmet need that exists for thousands of people with uncontrolled gout. The objective of the expansion is to reach more physicians – both rheumatologists and now nephrologists, kidney specialists who also treat gout. Given the significant commercial expansion, and following additional analysis of the addressable patient population and market opportunities for KRYSTEXXA, in January 2018, the Company announced that it increased its estimated peak annual net sales expectations for KRYSTEXXA to more than $750 million from more than $400 million.

•	Primary Care Business Unit: Fourth-quarter net sales for the primary care business unit were $96.2 million, a decrease of 47 percent compared to the fourth quarter of 2016, in line with expectations and due to the impact of the Company’s new contracting model with pharmacy benefit managers that was implemented in 2017.

Fourth-Quarter 2017 Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Gross Profit: Under U.S. GAAP, the fourth-quarter 2017 gross profit ratio was 44.8 percent compared to 51.7 percent in the fourth quarter of 2016. The non-GAAP gross profit ratio in the fourth quarter of 2017 was 89.3 percent compared to 91.9 percent in the fourth quarter of 2016.

•	Operating Expenses: In the fourth-quarter 2017, total operating expenses were 72.3 percent of net sales on a GAAP basis and 51.7 percent of net sales on a non-GAAP basis. R&D expenses were 11.3 percent of net sales on a GAAP basis and 5.6 percent of net sales on a non-GAAP basis. Selling, general and administrative (SG&A) expenses were 61.1 percent of net sales on a GAAP basis and 46.1 percent of net sales on a non-GAAP basis.

•	Income Tax Rate: The income tax rate in the fourth quarter of 2017 was 56.6 percent on a GAAP basis and 37.6 percent on a non-GAAP basis, including a one-time tax benefit associated with adjusting deferred tax balances as a result of U.S. tax legislation enacted in December 2017.

•	Net (Loss) Income: The Company generated a net loss of $46.4 million in the fourth quarter of 2017. Non-GAAP net income was $48.4 million in the fourth quarter of 2017.

•	Adjusted EBITDA: Adjusted EBITDA in the fourth quarter of 2017 was $102.7 million.

•	Earnings (Loss) per Share: On a GAAP basis, fourth-quarter 2017 diluted loss per share was $0.28, compared with diluted loss per share of $0.81 in the fourth quarter of 2016. Non-GAAP diluted earnings per share in the fourth quarter of 2017 and 2016 were $0.29 and $0.64, respectively. Weighted average shares outstanding used for calculating GAAP diluted loss per share andnon-GAAP diluted earnings per share in the fourth quarter of 2017 were 164.0 million and 166.9 million, respectively.

Cash Flow Statement and Balance Sheet Highlights

•	Fourth-quarter 2017 operating cash flow was $143.2 million on a GAAP basis and $157.9 million on a non-GAAP basis.

•	As of Dec. 31, 2017, the Company had cash and cash equivalents of $751.4 million.

•	As of Dec. 31, 2017, total principal amount of debt outstanding was $2.021 billion, which was composed of $846 million in senior secured term loans due 2024; $475 million senior notes due 2023; $300 million senior notes due 2024; and $400 million exchangeable senior notes due 2022. As of Dec. 31, 2017, net debt was $1.269 billion, and the net debt to last-12-months adjusted EBITDA leverage ratio was 3.3 times.

Horizon Pharma Provides 2018 Guidance

The Company expects full-year 2018 net sales to range between $1.150 billion and $1.180 billion, driven by strong growth in its orphan and rheumatology business units. The Company continues to expect full-year 2018 net sales growth for KRYSTEXXA of more than 50 percent. This projection incorporates assumptions of strong vial growth, the positive impact of the recently expanded KRYSTEXXA commercial organization, as well as the potential impact of a July 1, 2018, implementation of a U.S. government rule related to 340B entity drug pricing.

Full-year 2018 adjusted EBITDA is expected to range between $370 million and $395 million, reflecting the Company’s increased level of investment in 2018 in its pipeline, including teprotumumab Phase 3 clinical trial and commercial manufacturing costs, as well as incremental promotional investment in KRYSTEXXA. A higher level of R&D and SG&A investment is anticipated in the first half of 2018.

Webcast

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon Pharma plc

Horizon Pharma plc is focused on researching, developing and commercializing innovative medicines that address unmet treatment needs for rare and rheumatic diseases. By fostering a growing pipeline of medicines in development and exploring all potential uses for currently marketed medicines, we strive to make a powerful difference for patients, their caregivers and physicians. For us, it’s personal: by living up to our own potential, we are helping others live up to theirs. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter, like us on Facebook or explore career opportunities on LinkedIn.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon Pharma as non-GAAP financial measures. Horizon Pharma provides certain other financial measures such as non-GAAP net income, non-GAAP net sales, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP tax rate and non-GAAP operating cash flow, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon Pharma’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon Pharma’s GAAP figures as well as EBITDA exclude acquisition/ divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain from divestiture, an upfront fee for a license of a patent, a litigation settlement, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, intangible and other non-current asset impairment charges, impacts of contingent royalty liability remeasurements and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon Pharma believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon Pharma’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2018 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon Pharma’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon Pharma as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon Pharma has not provided a reconciliation of its full-year 2018 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon Pharma’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon Pharma’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s full-year 2018 net sales and adjusted EBITDA guidance, expected growth of certain medicines, estimated peak annual net sales of certain of Horizon Pharma’s medicines and pipeline candidates, expected financial performance in future periods, expected timing and scope of clinical trials, including the Phase 3 clinical trial of teprotumumab and TRIPLE clinical trial of KRYSTEXXA, expected increases in investment in Horizon Pharma’s rare disease medicine pipeline and the impact thereof, potential market opportunity for Horizon Pharma’s medicines in approved and potential additional indications, and business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon Pharma’s actual future financial and operating results may differ from its expectations or goals; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers and risks relating to Horizon Pharma’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates, such as teprotumumab, and existing medicines for new indications; risks related to acquisition integration and achieving projected benefits; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Senior Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizonpharma.com	media@horizonpharma.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizonpharma.com	ray@gordonmrm.ie

Horizon Pharma plc

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited)
Net sales	$274,219	$310,349	$1,056,231	$981,120
Cost of goods sold	151,492	149,751	546,275	393,272

Gross profit	122,727	160,598	509,956	587,848

OPERATING EXPENSES:
Research and development	30,872	23,961	224,962	60,707
Selling, general and administrative	167,423	200,745	677,363	608,308
Impairment of in-process research and development	—	66,000	—	66,000

Total operating expenses	198,295	290,706	902,325	735,015

Operating loss	(75,568)	(130,108)	(392,369)	(147,167)

OTHER EXPENSE, NET:
Interest expense, net	(31,226)	(28,858)	(126,523)	(86,610)
Foreign exchange loss	(427)	(739)	(260)	(1,005)
Gain on divestiture	299	—	6,267	—
Loss on debt extinguishment	(446)	—	(978)	—
Other income (expense), net	309	(142)	588	6,697

Total other expense, net	(31,491)	(29,739)	(120,906)	(80,918)

Loss before benefit for income taxes	(107,059)	(159,847)	(513,275)	(228,085)
Benefit for income taxes	(60,611)	(29,305)	(102,749)	(61,251)

Net loss	$(46,448)	$(130,542)	$(410,526)	$(166,834)

Net loss per ordinary share - basic and diluted	$(0.28)	$(0.81)	$(2.52)	$(1.04)

Weighted average ordinary shares outstanding - basic and diluted	164,048,823	161,375,647	163,122,663	160,699,543

Horizon Pharma plc

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	As of
	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$751,368	$509,055
Restricted cash	6,529	7,095
Accounts receivable, net	367,351	305,725
Inventories, net	61,655	174,788
Prepaid expenses and other current assets	43,402	49,619

Total current assets	1,230,305	1,046,282

Property and equipment, net	20,405	23,484
Developed technology, net	2,443,949	2,767,184
Other intangible assets, net	5,441	6,251
Goodwill	426,441	445,579
Deferred tax assets, net	3,470	911
Other assets	36,081	2,368

Total assets	$4,166,092	$4,292,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion	$10,625	$7,750
Accounts payable	34,681	52,479
Accrued expenses	137,834	182,765
Accrued trade discounts and rebates	501,753	297,556
Accrued royalties—current portion	65,328	61,981
Deferred revenues—current portion	6,885	3,321

Total current liabilities	757,106	605,852

LONG-TERM LIABILITIES:
Exchangeable notes, net	314,384	298,002
Long-term debt, net, net of current	1,576,646	1,501,741
Accrued royalties, net of current	291,185	272,293
Deferred revenues, net of current	9,713	7,763
Deferred tax liabilities, net	157,945	296,568
Other long-term liabilities	68,015	46,061

Total long-term liabilities	2,417,888	2,422,428

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 164,785,083 and 162,004,956 shares issued at December 31, 2017, and December 31, 2016, respectively, and 164,400,717 and 161,620,590 shares outstanding at December 31, 2017, and December 31, 2016, respectively	16	16
Treasury stock, 384,366 ordinary shares at December 31, 2017 and December 31, 2016	(4,585)	(4,585)
Additional paid-in capital	2,248,979	2,119,455
Accumulated other comprehensive loss	(983)	(3,086)
Accumulated deficit	(1,252,329)	(848,021)

Total shareholders’ equity	991,098	1,263,779

Total liabilities and shareholders’ equity	$4,166,092	$4,292,059

Horizon Pharma plc

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(46,448)	$(130,542)	$(410,526)	$(166,834)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	70,261	67,372	283,415	221,837
Equity-settled share-based compensation	33,628	29,008	125,019	113,019
Royalty accretion	12,848	11,854	51,263	40,616
Royalty liability remeasurement	24,718	386	21,774	386
Acquired in-process research and development expense	10,402	—	159,171	—
Gain on divestiture	(299)	—	(2,934)	—
Deferred income taxes	(69,242)	(30,402)	(132,231)	(65,561)
Loss on debt extinguishment	446	—	834	—
Payments related to term loan refinancing	(48)	—	(3,988)	—
Amortization of debt discount and deferred financing costs	5,756	5,077	21,619	18,546
Impairment of non-current asset	—	5,260	22,270	5,260
Impairment of in-process research and development	—	66,000	—	66,000
Foreign exchange and other adjustments	54	152	(1,466)	420
Changes in operating assets and liabilities:
Accounts receivable	23,333	74,952	(61,828)	(67,496)
Inventories	24,889	43,791	108,371	67,633
Prepaid expenses and other current assets	9,545	(7,401)	5,110	(28,239)
Accounts payable	1,893	(17,630)	(16,521)	32,065
Accrued trade discounts and rebates	66,026	29,372	205,487	112,381
Accrued expenses and accrued royalties	(45,526)	(15,728)	(104,819)	13,854
Deferred revenues	698	1,557	4,468	1,114
Other non-current assets and liabilities	20,279	6,107	5,720	4,455

Net cash provided by operating activities	143,213	139,185	280,208	369,456

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	1,598	(835,866)	(167,220)	(1,356,271)
Proceeds from divestiture, net of cash divested	299	—	69,371	—
Purchases of property and equipment	(303)	(1,115)	(4,334)	(15,731)
Change in restricted cash	(4)	(468)	564	(3,879)

Net cash used in investing activities	1,590	(837,449)	(101,619)	(1,375,881)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from term loans	845,744	364,297	1,693,512	364,297
Repayment of term loans	(847,827)	(1,000)	(1,618,617)	(4,000)
Payment of contingent consideration	(20,000)	—	(20,000)	—
Repurchase of ordinary shares	—	—	(992)	—
Proceeds from the issuance of ordinary shares in connection with warrant exercises	—	8	1,789	8
Proceeds from the issuance of ordinary shares through an employee share purchase plan	3,226	3,305	7,082	6,540
Proceeds from the issuance of ordinary shares in connection with stock option exercises	405	491	2,167	3,875
Payment of employee withholding taxes relating to share-based awards	(893)	(230)	(6,533)	(5,539)
Net Proceeds from the issuance of 2024 Senior Notes	—	291,893	—	291,893

Net cash provided by (used in) financing activities	(19,345)	658,764	58,408	657,074

Effect of foreign exchange rate changes on cash and cash equivalents	950	(748)	5,316	(1,210)

Net increase (decrease) increase in cash and cash equivalents	126,408	(40,248)	242,313	(350,561)
Cash and cash equivalents, beginning of the year	624,960	549,303	509,055	859,616

Cash and cash equivalents, end of the year	$751,368	$509,055	$751,368	$509,055

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
GAAP net loss	$(46,448)	$(130,542)	$(410,526)	$(166,834)
Non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	24,718	386	21,774	386
Acquisition/divestiture-related costs	8,050	36,418	177,035	52,874
Restructuring and realignment costs	(20)	—	4,883	—
Amortization, accretion and inventory step-up:
Intangible amortization expense	68,666	65,676	276,784	216,875
Accretion of royalty liabilities	12,848	11,854	51,263	40,616
Amortization of debt discount and deferred financing costs	5,756	5,077	21,619	18,546
Inventory step-up expense	23,492	43,284	119,151	71,137
Share-based compensation	33,618	29,223	121,553	114,144
Depreciation expense	1,595	1,696	6,631	4,962
Gain on divestiture	(299)	—	(6,267)	—
Charges relating to discontinuation of the Friedreich’s ataxia program	4,458	23,513	22,509	23,513
Drug substance harmonization costs	(47)	—	10,651	—
Upfront and milestone payments related to license agreements	12,186	—	12,186	2,000
Fees related to term loan refinancings	1,106	—	5,220	—
Loss on debt extinguishment	446	—	978	—
Royalties for medicines acquired through business combinations	(12,033)	(10,434)	(47,003)	(37,593)
Litigation settlement	—	—	—	65,000
Impairment of in-process research and development	—	66,000	—	66,000
Reversal of pre-acquisition reserve upon signing of contract	—	—	—	(6,900)

Total of pre-tax non-GAAP adjustments	184,540	272,693	798,967	631,560
Income tax effect of pre-tax non-GAAP adjustments	(14,781)	(35,772)	(118,704)	(110,290)
Other non-GAAP income tax adjustments	(74,939)	—	(74,939)	—

Total of non-GAAP adjustments	94,820	236,921	605,324	521,270

Non-GAAP Net Income	$48,372	$106,379	$194,798	$354,436

Non-GAAP Earnings Per Share:
Weighted average shares - Basic	164,048,823	161,375,647	163,122,663	160,699,543

Non-GAAP Earnings Per Share - Basic:
GAAP loss per share - Basic	(0.28)	(0.81)	(2.52)	(1.04)
Non-GAAP adjustments	0.57	1.47	3.71	3.25

Non-GAAP earnings per share - Basic	0.29	0.66	1.19	2.21

Weighted average shares - Diluted
Weighted average shares - Basic	164,048,823	161,375,647	163,122,663	160,699,543
Ordinary share equivalents	2,807,459	3,692,325	2,582,576	3,626,570

Weighted average shares - Diluted	166,856,282	165,067,972	165,705,239	164,326,113

Non-GAAP Earnings Per Share - Diluted
GAAP loss per share - Diluted	(0.28)	(0.81)	(2.52)	(1.04)
Non-GAAP adjustments	0.57	1.47	3.71	3.25
Diluted earnings per share effect of ordinary share equivalents	—	(0.02)	(0.01)	(0.05)

Non-GAAP earnings per share - Diluted	0.29	0.64	1.18	2.16

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA, Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
EBITDA and Adjusted EBITDA:
GAAP net loss	$(46,448)	$(130,542)	$(410,526)	$(166,834)
Depreciation	1,595	1,696	6,631	4,962
Amortization, accretion and inventory step-up:
Intangible amortization expense	68,666	65,676	276,784	216,875
Accretion of royalty liabilities	12,848	11,854	51,263	40,616
Amortization of deferred revenue	(224)	(205)	(860)	(836)
Inventory step-up expense	23,492	43,284	119,151	71,137
Interest expense, net (including amortization of debt discount and deferred financing costs)	31,226	28,858	126,523	86,610
Benefit for income taxes	(60,611)	(29,305)	(102,749)	(61,251)

EBITDA	$30,544	$(8,684)	$66,217	$191,279

Other non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	24,718	386	21,774	386
Acquisition/divestiture-related costs	8,050	36,418	177,035	52,874
Restructuring and realignment costs	(20)	—	4,883	—
Gain on divestiture	(299)	—	(6,267)	—
Loss on debt extinguishment	446	—	978	—
Fees related to term loan refinancings	1,106	—	5,220	—
Share-based compensation	33,618	29,223	121,553	114,144
Litigation settlement	—	—	—	65,000
Reversal of pre-acquisition reserve upon signing of contract	—	—	—	(6,900)
Impairment of in-process research and development	—	66,000	—	66,000
Charges relating to discontinuation of the Friedreich’s ataxia program	4,458	23,513	22,509	23,513
Upfront and milestone payments related to license agreements	12,186	—	12,186	2,000
Drug substance harmonization costs	(47)	—	10,651	—
Royalties for medicines acquired through business combinations	(12,033)	(10,434)	(47,003)	(37,593)

Total of other non-GAAP adjustments	72,183	145,106	323,519	279,424

Adjusted EBITDA	$102,727	$136,422	$389,736	$470,703

Non-GAAP Gross Profit:
GAAP net sales	$274,219	$310,349	$1,056,231	$981,120
Litigation settlement	—	—	—	65,000

Non-GAAP adjusted net sales	$274,219	$310,349	$1,056,231	$1,046,120

GAAP gross profit	$122,727	$160,598	$509,956	$587,848
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	19	(464)	147	(10)
Share-based compensation	773	26	2,469	26
Remeasurement of royalties for medicines acquired through business combinations	24,039	386	21,095	386
Intangible amortization expense	68,463	65,473	275,974	216,065
Accretion of royalty liabilities	12,848	11,854	51,263	40,616
Inventory step-up expense	23,492	43,284	119,151	71,137
Depreciation	181	166	729	486
Litigation settlement	—	—	—	65,000
Charges relating to discontinuation of Friedreich’s ataxia program	4,458	14,287	1,744	14,287
Drug substance harmonization costs	(47)	—	10,651	—
Royalties for medicines acquired through business combinations	(12,033)	(10,434)	(47,003)	(37,593)

Total of Non-GAAP adjustments	122,193	124,578	436,220	370,400

Non-GAAP gross profit	$244,920	$285,176	$946,176	$958,248

GAAP gross profit %	44.8%	51.7%	48.3%	59.9%
Non-GAAP gross profit %	89.3%	91.9%	89.6%	91.6%

Non-GAAP operating cash flow:
GAAP cash provided by operating activities	$143,213	$139,185	$280,208	$369,456
Cash payments for acquisition/divestiture-related costs	9,898	21,372	54,019	48,915
Cash payment for litigation settlement	—	32,500	32,500	32,500
Upfront fee for license of global patent	—	—	—	2,000
Drug substance harmonization costs	205	—	5,249	—
Cash payments for charges relating to discontinuation of Friedreich’s ataxia program	3,038	—	7,208	—
Cash payment for debt extinguishment	—	—	145	—
Cash payments relating to term loan refinancing	1,065	—	9,079	—
Cash payments for restructuring and realignment costs	508	—	4,665	—

Non-GAAP operating cash flow	$157,927	$193,057	$393,073	$452,871

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages)

	Q4 2017
	Pre-Tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(107.1)	$(60.7)	56.6%	$(46.4)	$(0.28)
Non-GAAP adjustments	184.5	89.7		94.8

Non-GAAP	$77.4	$29.0	37.6%	$48.4	$0.29

	Q4 2016
	Pre-Tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(159.8)	$(29.3)	18.3%	$(130.5)	$(0.81)
Non-GAAP adjustments	272.7	35.8		236.9

Non-GAAP	$112.9	$6.5	5.7%	$106.4	$0.64

	FY 2017
	Pre-Tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(513.3)	$(102.8)	20.0%	$(410.5)	$(2.52)
Non-GAAP adjustments	798.9	193.6		605.3

Non-GAAP	$285.6	$90.8	31.8%	$194.8	$1.18

	FY 2016
	Pre-Tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(228.1)	$(61.3)	26.9%	$(166.8)	$(1.04)
Non-GAAP adjustments	631.6	110.4		521.2

Non-GAAP	$403.5	$49.1	12.2%	$354.4	$2.16

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2017 and December 31, 2016

(Unaudited) (in thousands)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2017

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Gain on Divestiture	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(151,492)	$(30,872)	$(167,423)	$(31,226)	$299	$(446)	$60,611
Non-GAAP Adjustments (in thousands):
Remeasurement of royalties for products acquired through business combinations(19)	24,039	—	679	—	—	—	—
Acquisition/divestiture-related costs(1)	19	687	7,344	—	—	—	—
Fees related to term loan refinancings(2)	—	—	1,106	—	—	—	—
Restructuring and realignment costs(3)	—	—	(20)	—	—	—	—
Gain on divestiture(4)	—	—	—	—	(299)	—	—
Loss on debt extinguishment(20)	—	—	—	—	—	446	—
Amortization, accretion and inventory step-up:
Intangible amortization expense(5)	68,463	—	203	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	5,756	—	—	—
Accretion of royalty liability(7)	12,848	—	—	—	—	—	—
Inventory step-up expense(8)	23,492	—	—	—	—	—	—
Share-based compensation(9)	773	2,650	30,195	—	—	—	—
Depreciation expense(10)	181	—	1,414	—	—	—	—
Charges relating to discontinuation of the Friedreich’s ataxia program(11)	4,458	—	—	—	—	—	—
Upfront and milestone payments related to license agreements(14)	—	12,186	—	—	—	—	—
Drug substance harmonization costs(12)	(47)	—	—	—	—	—	—
Royalties for medicines acquired through business combinations(13)	(12,033)	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(15)	—	—	—	—	—	—	(14,781)
Other non-GAAP income tax adjustments(16)	—	—	—	—	—	—	(74,939)

Total of non-GAAP adjustments	122,193	15,523	40,921	5,756	(299)	446	(89,720)

Non-GAAP	$(29,299)	$(15,349)	$(126,502)	$(25,470)	$—	$—	$(29,109)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2016

(Unaudited)

	COGS	Research & Development	Selling, General, & Administrative	Impairment of IP R&D	Interest Expense	Income Tax Benefit (Expense)
GAAP as reported	$(149,751)	$(23,961)	$(200,745)	$(66,000)	$(28,858)	$29,305
Non-GAAP Adjustments (in thousands):
Remeasurement of royalties for products acquired through business combinations(19)	386	—	—	—	—	—
Acquisition/divestiture-related costs(1)	(464)	17	36,865	—	—	—
Amortization, accretion and inventory step-up:
Intangible amortization expense(5)	65,473	—	203	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	5,077	—
Accretion of royalty liability(7)	11,854	—	—	—	—	—
Inventory step-up expense(8)	43,284	—	—	—	—	—
Share-based compensation(9)	26	2,568	26,629	—	—	—
Depreciation expense(10)	166	—	1,530	—	—	—
Impairment of in-process research and development(21)	—	—	—	66,000	—	—
Charges relating to discontinuation of the Friedreich’s ataxia program(11)	14,287	3,966	5,260	—	—	—
Royalties for medicines acquired through business combinations(13)	(10,434)	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(15)	—	—	—	—	—	(35,772)

Total of non-GAAP adjustments	124,578	6,551	70,487	66,000	5,077	(35,772)

Non-GAAP	$(25,173)	$(17,410)	$(130,258)	$—	$(23,781)	$(6,467)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2017 and December 31, 2016

(Unaudited) (in thousands)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2017

(Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Gain on Divestiture	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$(546,275)	$(224,962)	$(677,363)	$(126,523)	$6,267	$(978)	$102,749
Non-GAAP Adjustments (in thousands):
Remeasurement of royalties for products acquired through business combinations(19)	21,095	—	679	—	—	—	—
Acquisition/divestiture-related costs(1)	147	149,112	27,776	—	—	—	—
Fees related to term loan refinancings(2)	—	—	5,220	—	—	—	—
Restructuring and realignment costs(3)	—	—	4,883	—	—	—	—
Gain on divestiture(4)	—	—	—	—	(6,267)	—	—
Loss on debt extinguishment(20)	—	—	—	—	—	978	—
Amortization, accretion and inventory step-up:
Intangible amortization expense(5)	275,974	—	810	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	21,619	—	—	—
Accretion of royalty liability(7)	51,263	—	—	—	—	—	—
Inventory step-up expense(8)	119,151	—	—	—	—	—	—
Share-based compensation(9)	2,469	9,263	109,821	—	—	—	—
Depreciation expense(10)	729	—	5,902	—	—	—	—
Charges relating to discontinuation of the Friedreich’s ataxia program(11)	1,744	(1,505)	22,270	—	—	—	—
Upfront and milestone payments related to license agreements(14)	—	12,186	—	—	—	—	—
Drug substance harmonization costs(12)	10,651	—	—	—	—	—	—
Royalties for medicines acquired through business combinations(13)	(47,003)	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(15)	—	—	—	—	—	—	(118,704)
Other non-GAAP income tax adjustments(16)	—	—	—	—	—	—	(74,939)

Total of non-GAAP adjustments	436,220	169,056	177,361	21,619	(6,267)	978	(193,643)

Non-GAAP	$(110,055)	$(55,906)	$(500,002)	$(104,904)	$—	$—	$(90,894)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2016

(Unaudited)

	Net Sales	COGS	Research & Development	Selling, General & Administrative	Impairment of IP R&D	Interest Expense	Other	Income Tax Benefit (Expense)
GAAP as reported	$981,120	$(393,272)	$(60,707)	$(608,308)	$(66,000)	$(86,610)	$6,697	$61,251
Non-GAAP Adjustments (in thousands):
Remeasurement of royalties for products acquired through business combinations(19)	—	386	—	—	—	—		—
Acquisition/divestiture-related costs(1)	—	(10)	534	52,350	—	—	—	—
Upfront and milestone payments related to license agreements(14)	—	—	2,000	—	—	—	—	—
Amortization, accretion and inventory step-up:
Intangible amortization expense(5)	—	216,065	—	810	—	—	—	—
Amortization of debt discount and deferred financing costs(6)	—	—	—	—	—	18,546	—	—
Accretion of royalty liability(7)	—	40,616	—	—	—	—	—	—
Inventory step-up expense(8)	—	71,137	—	—	—	—	—	—
Share-based compensation(9)	—	26	9,413	104,705	—	—	—	—
Depreciation expense(10)	—	486	—	4,476	—	—	—	—
Litigation settlement(17)	65,000	—	—	—	—	—	—	—
Reversal of pre-acquisition reserve upon signing of contract(18)	—	—	—	—	—	—	(6,900)	—
Impairment of in-process research and development(21)	—	—	—	—	66,000	—	—	—
Charges relating to discontinuation of the Friedreich’s ataxia program(11)	—	14,287	3,966	5,260	—	—	—	—
Royalties for medicines acquired through business combinations(13)	—	(37,593)	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(15)	—	—	—	—	—	—	—	(110,290)

Total of non-GAAP adjustments	65,000	305,400	15,913	167,601	66,000	18,546	(6,900)	(110,290)

Non-GAAP	$1,046,120	$(87,872)	$(44,794)	$(440,707)	$—	$(68,064)	$(203)	$(49,039)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions and divestitures have been excluded.
(2)	Represents arrangement and other fees relating to the refinancing of the Company’s term loans during the first and fourth quarters of 2017.
(3)	Represents expenses, including severance costs and consulting fees, related to the restructuring and realignment activities.
(4)	On June 23, 2017, the Company completed the divestiture of a European subsidiary that owned the marketing rights to PROCSYBI and QUINSAIR in Europe, the Middle East and Africa to Chiesi Farmaceutici S.p.A. In connection with this divestiture, the Company recorded a gain of $6.3 million during the twelve months ended December 31, 2017.
(5)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, RAYOS and VIMOVO.
(6)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.
(7)	Represents accretion expense associated with the ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO royalties.
(8)	In connection with the Crealta acquisition, the KRYSTEXXA and MIGERGOT inventory was stepped up in value by $144.3 million and during the three and twelve months ended December 31, 2017, the Company recognized in cost of goods sold, $23.5 million and $78.3 million, respectively, for step-up inventory expenses related to KRYSTEXXA inventory sold.

During the three and twelve months ended December 31, 2016, the Company recognized in cost of goods sold, $20.9 million and $48.8 million, respectively, for step-up inventory expenses related to KRYSTEXXA and MIGERGOT inventory sold.

In connection with the Raptor acquisition, the PROCYSBI and QUINSAIR inventory was stepped up in value by $67.0 million and during the three and twelve months ended December 31, 2017, the Company recognized in cost of goods sold $0.0 and $40.8 million, respectively of step-up inventory expenses related to PROCYSBI and QUINSAIR inventory sold.

During the three and twelve months ended December 31, 2016, the Company recognized in cost of goods sold $22.4 million of step-up inventory expenses related to PROCYSBI and QUINSAIR inventory sold.

(9)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program and its employee stock purchase plan.
(10)	Represents depreciation expense related to the Company’s property, equipment, software and leasehold improvements.
(11)	During the twelve months ended December 31, 2017, charges relating to discontinuation of the Friedreich’s ataxia program include $22.3 million relating to the impairment of a non-current asset recorded following payment to Boehringer Ingelheim International for the acquisition of certain rights to interferon gamma-1b, a $1.7 million increase in cost of goods sold relating to the renegotiation of a contract with Boehringer Ingelheim related to the purchase of additional units of ACTIMMUNE and a $1.5 million reduction in research and development expenses reflecting lower costs to discontinue the clinical trial than previously anticipated.

(12)	During the year ended December 31, 2016, the Company committed to spend $14.9 million related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance. During the twelve months ended December 31, 2017, the Company incurred $12.2 million of this spend, including costs of $10.7 million that qualify for exclusion in the Company’s non-GAAP financial measures under its non-GAAP cost policy.
(13)	Royalties of $12.0 million and $47.0 million were incurred during the three and twelve months ended December 31, 2017, respectively, and $10.4 million and $37.6 million during the three and twelve months ended December 31, 2016, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, QUINSAIR, RAVICTI and VIMOVO.
(14)	Represents upfront and milestone payments related to license agreements.
(15)	Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.
(16)	Other non-GAAP income tax adjustments reflects the net benefit recorded following the enactment of the Tax Cuts and Jobs Act in December 2017. This net benefit includes a $134.2 million tax benefit from the revaluation of the Company’s U.S. net deferred tax liability based on the new U.S. federal tax rate of 21 percent, partially offset by the write off of the $59.2 million deferred tax asset related to the Company’s U.S. interest expense limitation carry-forward.
(17)	On September 26, 2016, the Company agreed to pay Express Scripts $65.0 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the twelve months ended December 31, 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The exclusion of the $65.0 million settlement from GAAP net sales is the only adjustment reflected in the non-GAAP adjusted net sales for the three and twelve months ended December 31, 2017 and 2016.
(18)	During the third quarter of 2016, the Company released a contingent liability of $6.9 million that was recorded as part of acquisition accounting for Crealta.
(19)	At the time of the Company’s acquisition of the rights to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly overperforms or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustment to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies. The Company recorded a net increase of $24.7 million and $21.8 million during the three and twelve months ended December 31, 2017, respectively, to cost of goods sold and selling general and administrative expenses to adjust the amount of the contingent royalty liabilities relating to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO.
(20)	Represents loss on debt extinguishment of $1.0 million for the twelve months ended December 31, 2017, which was composed of the write-off of $0.9 million in debt discount and deferred financing costs, and an early redemption payment of $0.1 million.
(21)	Represents a charge for the impairment of in-process R&D related to the discontinuation of the Friedreich’s ataxia program.